EXHIBIT 23.2

BioNeutral Group, Inc.
211 Warren Street
Newark, NJ  07103

We hereby consent to the incorporation by reference, in the Form S-8 Registration Statement filed on June 25, 2010, of our report dated March 17, 2010, relating to the consolidated financial statements of Bioneutral Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/Bartolomei Pucciarelli, LLC
Lawrenceville, NJ  08648

June 29, 2010